UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2015

Medytox Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54346	90-0902741
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 2, 2015, pursuant to the terms of the previously announced Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 15, 2015, by and among CollabRx, Inc. ("CollabRx"), CollabRx Merger Sub, Inc. ("Merger Sub"), a direct wholly owned subsidiary of CollabRx formed for the purpose of the merger, and Medytox Solutions, Inc. ("Medytox"), Merger Sub merged with and into Medytox, with Medytox as the surviving company and a direct, wholly-owned subsidiary of CollabRx (the "Merger"). Prior to the completion of the Merger, CollabRx was renamed Rennova Health, Inc. ("Rennova" or the "Company").

Prior to closing, the Company amended its certificate of incorporation to effect a 1-for-10 reverse stock split. In connection with the Merger, (i) each share of common stock of Medytox was converted into the right to receive 0.4096377408003329 (the "Exchange Ratio") shares of common stock of the Company, (ii) each share of Series B Preferred Stock of Medytox was converted into the right to receive one share of a newly-authorized Series B Convertible Preferred Stock of the Company, and (iii) each share of Series E Convertible Preferred Stock of Medytox was converted into the right to receive one share of a newly-authorized Series E Convertible Preferred Stock of the Company. A description of the Series B and Series E Convertible Preferred Stock of the Company is below.

Holders of Company equity prior to the closing of the Merger (including all outstanding Company common stock and all restricted stock units, options and warrants exercisable for shares of Company common stock) hold 10% of the Company’s common stock following the closing of the Merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox common stock and all outstanding options exercisable for shares of Medytox common stock, but less certain options that were cancelled upon the closing pursuant to agreements between Medytox and such optionees) hold 90% of the Company’s common stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated Series B Convertible Preferred Stock and Series E Convertible Preferred Stock, certain outstanding convertible promissory notes exercisable for Company common stock after the closing and certain option grants expected to be made at or immediately following the closing of the Merger are excluded from such ownership percentages.

On November 2, 2015, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 5,000 shares of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock ranks (a) with respect to liquidation rights (i) senior to the Company's common stock and (ii) senior to all other classes and series of equity securities of the Company that by their terms do not rank senior to the Series B Convertible Preferred Stock, including the newly-authorized Series E Convertible Preferred Stock, and (b) with respect to the payment of dividends (i) on parity with the common stock of the Company and the Series E Convertible Preferred Stock of the Company and (ii) senior to all other classes and series of equity securities of the Company that by their terms do not rank senior to the Series B Convertible Preferred Stock.

Each holder of Series B Convertible Preferred Stock is entitled to receive dividends at the same time any dividends are declared and set apart for payment on any shares of common stock, in an amount which such holder would have been entitled to receive if such Series B Convertible Preferred Stock were converted to common stock (assuming that all outstanding shares of Series B Convertible Preferred Stock are convertible on such date).

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Upon the liquidation, dissolution or winding up of the Company, prior and in preference to any distribution of any assets or funds of the Company to any holder of any series of preferred stock ranking junior to the Series B Convertible Preferred Stock or to any holder of common stock, the holders of the Series B Convertible Preferred Stock shall be entitled to be paid an amount per share equal to $5,000 plus any declared and unpaid dividend or the Series B Convertible Preferred Stock. Any (a) consolidation or merger of the Company with or into any other entity or any other reorganization (with certain exceptions), (b) transaction or series of related transactions to which the Company is a party in which a majority of the Company's voting power is transferred (with certain exceptions) or (c) sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company shall also entitle the holders of the Series B Convertible Preferred Stock to receive the liquidation preference described above.

At any time after December 31, 2015, each share of the Series B Convertible Preferred Stock is convertible at the option of the holder at a conversion price of $4.36. Commencing with December 31, 2016 and thereafter on each of December 31, 2017, December 31, 2018, December 31, 2019 and December 31, 2020, an amount equal to 20% of the shares of Series B Convertible Preferred Stock originally issued to each holder of Series B Convertible Preferred Stock (as that percentage may be adjusted upon certain events) shall automatically be converted into shares of common stock.

Prior to any transfer of any share of Series B Convertible Preferred Stock by any holder, the other holders and the Company will have the right, but not the obligation, to purchase such share at a price equal to $5,000 plus any declared but unpaid dividends. In addition, shares of Series B Convertible Preferred Stock may be cancelled for no consideration at the option of the Company if the holder breaches certain non-competition obligations.

At any time, at the Company's option, shares of the Series B Convertible Preferred Stock may be redeemed at a price per share equal to $5,000 plus any declared but unpaid dividends. The Company is not required to redeem the shares of Series B Convertible Preferred Stock proportionately and may at any time redeem shares held by one or any number of holders in any combination. The allocation among the holders of the shares of Series B Convertible Preferred Stock to be redeemed is solely at the discretion of the Company.

The shares of Series B Convertible Preferred Stock vote together with the common stock as a singled class and each share of Series B Convertible Preferred Stock shall have 1,146 votes.

On November 2, 2015, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 45,000 shares of Series E Convertible Preferred Stock. The Series E Convertible Preferred Stock ranks (a) with respect to the payment of dividends (i) on parity with the Company's common stock and the Series B Convertible Preferred Stock, (ii) senior to any class or series of preferred stock of the Company thereafter created not specifically ranking by its terms prior to or on a parity with the Series E Convertible Preferred Stock, and (iii) junior to any other class or series of preferred stock of the Company thereafter created specifically ranking by its terms senior to the Series E Convertible Preferred Stock and (b) with respect to liquidation rights (i) on parity with the common stock of the Company, (ii) senior to any class or series of preferred stock of the Company thereafter created not specifically ranking by its terms senior to or on a parity with the Series E Convertible Preferred Stock, and (iii) junior to any other class or series of preferred stock of the Company created concurrently therewith or thereafter created specifically ranking by its terms senior to the Series E Convertible Preferred Stock (including, without limitation the Series B Convertible Preferred Stock).

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Each holder of Series E Convertible Preferred Stock is entitled to receive dividends at the same time any dividends are declared and set apart on any shares of common stock of the Company in an amount equal to the amount such holder would have received if the Series E Convertible Preferred Stock were converted to common stock. Each share of the Series E Convertible Preferred Stock votes with the common stock as one class on all matters submitted to the holders of common stock and has one vote per share.

Upon any liquidation, dissolution or winding up of the Company, each holder of Series E Convertible Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to the stockholders (participating with the holders of the common stock of the Company) the amount which such holder would have received if such holder's shares of Series E Convertible Preferred Stock had been converted into common stock immediately prior to the time of such distribution. Any (a) consolidation or merger of the Company with or into any other entity or any other reorganization (with certain exceptions), (b) transaction or series of related transactions to which the Company is a party in which a majority of the Company's voting power is transferred (with certain exceptions), or (c) sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company shall also entitle the holders of the Series E Convertible Preferred Stock to receive the liquidation preference described above.

Each holder of shares of Series E Convertible Preferred Stock may convert some (in minimum amounts of at least 25,000 shares) or all of its shares of Series E Convertible Preferred Stock into the number of shares of common stock equal to the quotient of (i) 8 divided by (ii) the market price of the common stock (as defined in the Certificate of Designation). Any shares of Series E Convertible Preferred Stock outstanding on August 28, 2016 shall be automatically converted into shares of common stock.

The shares of Series E Convertible Preferred Stock are not transferrable without the written consent of the Company.

In connection with and as of the date of the Merger, each outstanding stock option to purchase a share of common stock of Medytox was exchanged for a stock option to purchase a share of common stock of the Company using the Exchange Ratio.

Section 3 – Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

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Section 5 – Corporate Governance and Management

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of the directors of Medytox immediately prior to the effective time of the Merger, except for Seamus Lagan, voluntarily resigned from the board of directors of Medytox and Mr. Lagan and Jason Adams became the sole directors of Medytox. Pursuant to the Merger Agreement and at the effective time of the Merger, the sole officers of Medytox are Mr. Lagan, Chief Executive Officer and President, Jason Adams, Chief Financial Officer, Jeffrey Wadman, Treasurer, and Sebastien Sainsbury, Secretary.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the effective time of the Merger, the articles of incorporation and bylaws of Medytox were amended in their entirety in accordance with the terms of the Merger Agreement. A copy of the Articles of Incorporation and Bylaws of Medytox are attached as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation of Medytox Solutions, Inc.

3.2	Bylaws of Medytox Solutions, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015	MEDYTOX SOLUTIONS, INC.

/s/ Seamus Lagan
Chief Executive Officer
(principal executive officer)

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Medytox Solutions, Inc.

3.2	Bylaws of Medytox Solutions, Inc.

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